Retirement Agreement and Release for Graham Atkinson
This Retirement Agreement and Release ("Agreement") is entered into between Graham Atkinson ("Graham" or "Employee") and Walgreen Co., its parents, subsidiaries, affiliated companies, predecessors, successors and assigns ("Walgreens" or the "Company"), describing the application of certain compensation, benefits, and other terms and conditions  in connection with Graham's retirement from the Company and who agree as follows:
1.	Retirement Date. The parties agree that Employee shall retire from employment with the Company effective January 31, 2014 (the "Retirement Date").
2.    Parties.  In consideration of and subject to the performance by Walgreens, of its obligations under the Walgreen Co. Executive Severance and Change in Control Plan effective as of January 1, 2013, as amended from time to time before the date hereof (the "Plan"), do hereby release and forever discharge as of the date hereof the Company and their respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future shareholders, directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates, subsidiaries and direct or indirect parent entities (collectively, the "Released Parties") to the extent provided below (this "General Release").  The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.  Terms used herein but not otherwise defined shall have the meanings given to them in the Plan.
3.    Consideration.
(a)        In exchange for Employee's obligations to Walgreens under this Agreement, including the Release and Waiver, Walgreens agrees to provide Employee the payments and benefits set forth in the attached Exhibit A.  Among the benefits listed in Exhibit A and in recognition of Graham's service and dedication to Walgreens, Graham will receive one year of base salary plus target bonus following his Retirement Date, according to the terms of the Plan.
(b)        I understand that any payments or benefits paid or granted to me under Section 4.01 or 5.02 of the Plan (other than the Accrued Obligations) represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive certain of the payments and benefits specified in the Plan unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.
(c)        To the extent I am eligible for a Pro-rata Annual Incentive under Section 4.01(a)(ii) of the Plan for the fiscal year in which my termination of employment occurs, and to the extent the underlying Company incentive program provides for discretionary incentive payout adjustments based on individual performance, I understand and acknowledge that the calculation of my Pro-rata Annual Incentive may include an individual performance adjustment, which will be determined after the end of the fiscal year by former manager and/or divisional leadership based on governing guidelines under the applicable incentive program.
4.    General Release.  Except as provided in paragraphs 5, 10, and 12 below and except for the provisions of the Plan which expressly survive the my retirement with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter‑claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company, including, but not limited to, any allegation, claim or violation, arising under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters (all of the foregoing collectively referred to herein as the "Claims").
5.        No Assignment of Claims.  I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3 above.
6.        Waiver of Rights.  I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief.  Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding (including but not limited to the Equal Employment Opportunity Commission); provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.  Additionally, I am not waiving (i) any right to the Accrued Obligations or any severance benefits to which I am entitled under the Plan, (ii) any claim relating to directors' and officers' liability insurance coverage or any right of indemnification under the Company's organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company or its Affiliates, (iv) my rights under any equity awards that survive termination of employment; or (v) my rights under any retirement plan that is "qualified" under Section 401(a) of the Internal Revenue Code of 1986.
7.        Class and Collective Action Waiver.  In signing this General Release, I hereby agree not to bring or participate in any class or collective action against the Company and/or the other Released Parties that asserts, in whole or in part, any claims that arose before I signed this Agreement, whether or not such claims (if brought by me individually) are released by this Agreement.
8.        Release Given Full Force and Effect.  In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver I would not have become a Participant in the Plan.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.  I further agree that I am not aware of any pending claim of the type described herein as of the execution of this General Release.
9.        Non-Admissions.  I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
10.        Confidentiality.  I agree that this General Release and the Plan are confidential and agree not to disclose any information regarding the terms of this General Release or the Plan, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or to a successor employer respecting the terms of any restrictive covenants to which I may be subject, or as required by law, and I will instruct each of the foregoing not to further disclose the same to anyone.
In addition, I agree not to use or disclose any Confidential Information, as defined below, to any person or entity other than the Company, either before or after the Termination Date, without the Company's prior written consent.  Confidential Information means information not generally known by the public about processes, systems, products or services, including proposed products or services, business information, pricing, sales, promotions, financial performance, know-how, or trade secrets of the Company.
11.        Regulatory Disclosures.  Any non‑disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other  regulatory organization or any governmental entity.
12.        Knowledge of Potential Claims.  I represent that I am not aware of any claim by me other than the claims that are released by this General Release.  I acknowledge that I enter into this agreement despite understanding that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
13.        Non-Disparagement.  I agree that I will not make derogatory statements, either written or oral, or otherwise disparage any Released Party or Walgreens products or services, except as may be required by law.  Nor shall I direct, arrange or encourage others to make any such derogatory or disparaging statements on my behalf.
14.        Non-Solicitation.  I agree that for two years after my Retirement Date for any reason, whether voluntary or involuntary:
(a)        I will not directly or indirectly, offer, provide or sell or participate in offering, providing or selling, products or services competitive with or similar to products or services offered by, developed by, designed by or distributed by the Company to any person, company or entity which was a customer, potential customer or referral source of the Company for such products or services and with which I had direct contact or which I learned confidential information regarding products or services at any time during the last two years of my employment with the Company;
(b)        I will not directly or indirectly solicit or participate in soliciting products or services competitive with or similar to products or services offered by, developed by, designed by or distributed by the Company to any person, company or entity which was a customer, potential customer or referral source of the Company for such products or services and with which I had direct contact or about which I learned confidential information regarding such products or services at any time during the last two years of my employment with the Company;
(c)        I will not, nor will I assist any third party to, directly or indirectly (i) raid, hire, solicit, or attempt to persuade any employee of the Company or any person who was an employee of the Company during the 6 months preceding the termination of my employment with the Company,  who possesses or had access to confidential information of the Company, to leave the employ of the Company; (ii) interfere with the performance by any such persons of their duties for the Company; or (iii) communicate with any such persons for the purposes described in items (i) and (ii) in this paragraph.
15.        Return of Property.  I agree that, no later than my Retirement Date, I will have returned all Company property, and no Company property has been retained by me, regardless of the form in which it was acquired or held by me.
16.        Cooperation.  Subject to paragraphs 5 and 10 above, I agree at all times to fully and completely cooperate with the Company and its agents and representatives, without additional compensation, during and in connection with all litigation, potential litigation, internal or external investigations, and business matters in which the Company is involved or may become involved, subject to reimbursement of reasonable travel expenses if travel is requested and approved in advance by Walgreens.
17.        Repayment Upon Rehire.  I acknowledge that I am obligated to repay all Plan benefits to the Company if I am rehired to a comparable position within 30 days of the Retirement Date.  If I am rehired more than 30 days after the Retirement Date, I may keep Plan benefits equal to my weekly rate of pay multiplied by the number of weeks between the Retirement Date and rehire date, but must repay the remainder of Plan benefits to the Company.  I further acknowledge that I am not eligible for rehire until I make the repayment described herein.
18.        Consequences of Breach.  I agree that Plan benefits are conditioned on my compliance with all of my commitments set forth in this Agreement.  In the event of any breach of this Agreement by me, the Company shall be entitled to discontinue and recover all Plan benefits otherwise payable to me, except for $200 to be retained by me as consideration for enforcement of non-breached provisions of the Agreement.  In addition, I acknowledge that Confidentiality provisions of this Agreement are necessary to enable the Company to maintain its competitive position and any actual or threatened breach of this covenant will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law.  In the event of any actual or threatened breach of these covenants, the Company shall be entitled to injunctive relief, including the right to a temporary restraining order, and other relief, including damages, as may be proper along with the Company's attorney's fees and court costs.  The foregoing stipulated damages and remedies of the Company are in addition to, and not to the exclusion of, any other damages the Company may be able to prove.
19.        No Future Waiver.  Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Plan that occurs after the date hereof.  I further agree that this General Release does not waive or release any rights or claims that I may have, including under the Age Discrimination in Employment Act, which arise after the date I execute this General Release.
20.        Governing Law and Severability.  Federal or state law within the State of Illinois shall govern the validity, enforcement and interpretation of this General Release notwithstanding any state's choice of law provisions to the contrary.  In the event any portion of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
21.        Complete Agreement.  This Agreement constitutes the parties' entire agreement and cancels, supersedes, and replaces any and all prior proposals, understandings, and agreements (written, oral or implied) regarding all matters addressed herein, except I shall continue to be bound by all obligations set forth in any prior agreements, undertakings, waivers not expressly stated in this Agreement, and compliance with laws and policies.  The terms of this Agreement may not be altered or modified except by written agreement of the Employee and the Company.  In connection with this Agreement's acceptance and execution, neither I nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.
22.        BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(a)        I HAVE READ IT CAREFULLY; AND I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(b)        I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
(c)        THE COMPANY HAS ADVISED ME TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(d)        I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21‑DAY PERIOD;
(e)        I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
(f)        I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(g)        I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.
23.        Signing of Agreement. Employee acknowledges and agrees that in order to receive the Separation Pay in Exhibit A, Employee must sign a reaffirmation of the Agreement immediately after the Retirement Date.
24.        Counterparts and Facsimile Signatures.   This Agreement may be executed in counterparts which, taken together, constitute a single, enforceable instrument.
25.        Complete Agreement.  This Agreement constitutes the parties' entire agreement and cancels, supersedes, and replaces any and all prior proposals, understandings, and agreements (written, oral or implied) regarding all matters addressed herein, including without limitation  any other Non-Competition, Non-Solicitation and Confidentiality Agreement Employee may have executed with the Company.  The terms of this Agreement (including without limitation Exhibits A hereto) may not be altered or modified except by written agreement of the Employee and the Company.  In connection with this Agreement's acceptance and execution, neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.
26.        Full Knowledge and Authority to Sign.  Other than as stated herein, Employee and Walgreens attest that each of them has the authority to enter into this Agreement (including the provisions set forth on Exhibit A hereto), that no promise or inducement other than as stated herein has been offered for this Agreement, that they are legally competent to execute this Agreement, and that they accept the full responsibility therefor.  Walgreens further acknowledges that the individual set forth below has full corporate power and authority to execute this Agreement on behalf of the Company and to bind the Company in all respects.
Entered and Agreed to:

Dated: January 15, 2014                                                                                      /s/ Graham Atkinson______________________
Graham Atkinson

Walgreen Co.

Dated: January 13, 2014                                                                                    By: /s/ Kathleen Wilson-Thompson____________
      Kathleen Wilson-Thompson
      Senior Vice President and CHRO